Exhibit 10.25
COMMERCIAL TENANCY AGREEMENT
(F I R S T   E D I T I O N) revised © Copyright
REIQ
The Real Estate Institute of Queensland
Member Office

PARTIES Landlord:	Corporate Broking Services Pty Ltd

Tenant:	Royal Wolf trading Australia Pty Ltd

Date:	31 October 2006
THIS AGREEMENTCOMPRISES THE REFERENCE SCHEDULE AND COMMERCIAL TENANCY AGREEMENT CONDITIONS.
INSTRUCTIONS TO COMPLETE
Commercial Tenancy Agreement
DO NOT USE THIS DOCUMENT
*	FOR RESIDENTIAL TENANCIES.

*	FOR PREMISES COVERED BY THE RETAIL SHOP LEASES ACT.

*	WHERE THE INITIAL TERM EXCEEDS 3 YEARS.

*	WHERE REGISTRATION UNDER THE LAND TITLE ACT IS REQUIRED.
• If including an option to renew, the Tenant should be advised to seek legal advice about having the tenancy registered to protect its rights under the option.
• Where the initial term plus options exceeds 10 years and the premises form part of the Landlords title, the tenancy may require approval as a subdivision and legal advice should be sought.
• Unless amended, this agreement provides for rent to be reviewed based on increases in the Consumer Price Index. It is not suitable for use where rent is to be reviewed to market or otherwise.
• The only outgoings recoverable in this agreement are local government rates, fire services levies, insurance, cleaning and garden maintenance. Unless amended, this agreement is not suitable for use where additional outgoings are to be paid by the Tenant.
•The Agreement must be submitted to the Office of State Revenue for stamping within 30 days of signing.
Reference Schedule
Ensure that all items are completed.
Item 1: Full name/s of the owner/s of the property and their address. If the Landlord is a company, include ABN. DO NOT use a business name.

Item 2: Full name/s of the tenant. If the Tenant is a company, include its ABN. DO NOT use a business name.
Item 3: The Premises must be clearly identified e.g. “Suite 3, 45 John Street, Spring Hill” etc. If not able to be identified by name, a sketch plan must be attached to the Agreement and the address must be included at Item 3.
Item 5: Insert the period of the further tenancy, e.g. “6 months” or “1 year” or “not applicable”.
Item 7: Insert the date on which the rent is to be adjusted by the CPI or “Not applicable”.
Item 8: The permitted Use should be stated clearly and concisely.
Item 9: Insert the percentage of outgoings the Tenant is to pay, e.g. “25%” or “100%” or “Not applicable”.

AGREEMENT	made (date) 31 October2006
PARTIES	The person named in Item I of the Reference Schedule (“Landlord”)
AND	The person named in Item 2 of the Reference Schedule (“Tenant”)

REFERENCE SCHEDULE

Item 1	Landlord	Corporate Braking Services Pty Ltd
	Address	c/- King & Co Property Consultants, 99 Annerley Road
Woolloongabba Qld 4102
Phone: 07 3844 3222 Fax: 07 3844 9888

ABNNo:
Email Address:

Item 2	Tenant	Royal Wolf Trading Australia Pty Ltd
	Address	Weyba Street
Banyo Qld 4014
	Phone:	Fax:
	ABN No:	38 069 244 417
Email Address:

Item 3	Premises	Unit 3/919 Nudgee Road
Banyo Qld 4013

(annex a plan if available)

Item 4	Term	(1) periodic monthly tenancy; or
(2) 12 months commencing on 8November2006
and ending on 7 November 2007

Item 5	Option for Further Term	12 months

Item 6	Rent	$20,783.33 P1us GST per month

Item 7	Annual Rent
	Review Dates	See Special Conditions

Item 8	Permitted Use	Manufacturing and assembly

Item 9	Percentage of Outgoings	100% payable by Tenant- See Special Conditions

Item 10	Deposit	$20,783,33 + G.S.T. (being 1st month’s rental)

Item 11	Landlord’s Agent	King & Co Property Consultants Pty Ltd
	Address	99AnnerleyRoad, Woolloongabba Qld 4102

	Phone:	07 3844 3222 Fax: 3844 9888
	ABN No:	20120411118
	Email Address:	kingco@kingco.com.au
SPECIAL CONDITIONS
1. Tenant to have access to premises from 6 November2006 to conduct electrical fit out (which will remain property of Landlord) and for setup of operations. All electrical works are to be undertaken in a proper and tradesmanlike manner.
2. Tenant will receive first 3 weeks rent free.
3. Tenant will give 4 months notice of intention to exercise option.
4. Tenant will pay any increases in insurance premiums if there are any as a result of their operations.
5. Item 9-Percentage of Outgoings.
In addition to Clause 4.2, Outgoings shall include the following (included are the budget Outgoings):
Body Corporate charges ($1,500 pa);
Repairs and Maintenance ($3,000 pa);
Pest Control ($400 pa);
Property Management fees ($4, 000 pa);
BCC Rates ($6, 000 pa);
Water Rates ($1,000 pa);
Insurance ($3,000 pa);
Air conditioning ($2,000 pa).
All Outgoings are reconciled against actual charges at the end of each financial year.
6. Tenant will ensure common driveway is not blocked or restricted at any time.
7. Item 7-Annual Rent Review Dates
Market review at option. ($80/m2 + Outgoings + G. S. T. + CPI or market rental, whichever is the greater).
EXECUTED as an agreement.
EXECUTION BY LANDLORD

THE COMMON SEAL of
AS LANDLORD

was affixed in accordance with its articles
of association in the presence of:

/s/ John Ashleigh Fillmore
Director/Secretary	Director

John Ashleigh Fillmore
Name of Director/Secretary (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)
OR

SIGNED by

AS LANDLORD
in the presence of:

Signature of Witness	Address of Witness

Name of Witness (BLOCK LETTERS)
EXECUTION BY TENANT

THE COMMON SEAL of

AS TENANT
was affixed in accordance with its articles
of association in the presence of:

/s/ Peter McCann	/s/ James H. Warren

Secretary	Director

Peter McCann	James H. Warren

Name of Secretary (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)
OR

SIGNED by AS TENANT

in the presence of:

/s/ Kathryn Woolfe	22 Edgeworth Ave. Hornsby

Signature of Witness #108024	Address of Witness

Kathryn Woolfe
Name of Witness (BLOCK LETTERS)

COMMERCIAL TENANCY AGREEMENT CONDITIONS
(FIRST EDITION) revised
IT IS AGREED
1. DEFINITIONS AND INTERPRETATION
1.1 Terms in Reference Schedule
Where a term used in this Agreement appears in bold type in the Reference Schedule, that term has the meaning shown opposite it in the Reference Schedule.
1.2 Definitions
Unless the context otherwise requires:
(1) “Agreement’ means this document, including any Schedule or Annexure to it;
(2) “Business Day” means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday In the place where an act is to be performed or a payment is to be made;
(3) “Claim” includes any claim or legal action and all costs and expenses incurred in connection with it;
(4) “Land” means the land on which the Premises are situated;
(5) “Landlord’s Property” means any property owned by the Landlord in the Premises or on the Land and includes the property identified in any inventory annexed to this Agreement;
(6) “Premises” means the premises described in Item 3 of the Reference Schedule and includes the Landlord’s Property in the premises;
(7) “REIQ” means Real Estate Institute of Queensland Ltd;
(8) “Services” means all utilities and services in the Premises;
(9) “Tenancy” means the tenancy between the Landlord and the Tenant created by this Agreement;
(10) “Tenant’s Employees” means each of the Tenants employees, contractors, agents, customers, subtenants, licensees or others (with or without invitation) who may be on the Premises, the Building or the Land;
(11) “Tenant’s Property” includes all fixtures and other articles in the Premises which are not the Landlord’s; and
(12) “Term” means either a periodic monthly tenancy or the period of months or years described in Item 4(2) of the Reference Schedule, as applicable, commencing on the date in item 4 in the reference schedule.
(13) “Goods and Services Tax” means a goods and services tax or similar value added tax.
1.3 Interpretation
(1) Reference to:
(a) one gender includes each other gender;
(b) the singular includes the plural and the plural includes the singular;
(c) a person includes a body corporate;
(d) a party includes the party’s executors, administrators, successors and permitted assigns; and
(e) a statute, regulation or provision of a statute or regulation (“Statutory Provision”) includes:
(I) that Statutory Provision as amended or re-enacted from time to time; and
(ii) a statute, regulation or provision enacted in replacement of that Statutory Provision.
(2) All monetary amounts are in Australian dollars, unless otherwise stated.
(3) If a party consists of more than one person, this Agreement binds them jointly and each of them severally.
(4) Headings are for convenience only and do not form part of this Agreement or affect its interpretation.

(5) A party which is a trustee is bound both personally and in its capacity as a trustee.
(6) “Including” and similar expressions are not words of limitation.
(7) Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.
(8) If an act must be done on a specified day which is not a Business Day, the act must be done instead on the next Business Day.
(9) Where this Tenancy permits or requires the Landlord to do something, it may be done by a person authorised by the Landlord.
(10) Section 105 and 107 of the Property Law Act 1974 do not apply to this Tenancy.
2. TERM AND HOLDING OVER
2.1 Term
The Landlord lets the Premises to the Tenant for the Term.
2.2 Monthly Tenancy
If the Tenant continues to occupy the Premises after the Term with the Landlord’s consent then:
(1) the Tenant does so as a monthly tenant on the same basis as at the last day of the Term; and
(2) either party may terminate the monthly tenancy by giving to the other 1 month’s notice expiring on any day.
3. RENT AND RENT REVIEWS
3.1 Rent
The Tenant must:
(1) pay the Rent by equal monthly instalments in advance on the first day of each month;
(2) pay the first instalment on the signing of this agreement;
(3) if necessary, pay the first and last instalments apportioned on a daily basis; and
(4) pay all instalments as the Landlord directs.
3.2 Definitions
In clause 3.3:
(1) “Index Number” means the consumer Price Index (All Groups) for Brisbane published by the Australian Bureau of Statistics. If that index no longer exists, “Index Number” means an index that the president of the REIQ decides best reflects changes in the cost of living in Brisbane; and
(2) “Review Date” means a date stated in the Reference Schedule on which the rent is to be reviewed.
3.3 Rent Review
(1) Application
This clause 3.3 applies if Review Dates are inserted in item 7 of the Reference Schedule.
(2) Review
The Rent must be reviewed on each Review Date to an amount represented by A where:

A=	B	x D

C
Where B = the Index Number for the quarter ending immediately before the relevant Review Date.
Where C = the Index Number for the quarter 1 year before the quarter in B; and
Where D = the Rent payable immediately before the Review Date.
4. OUTGOINGS
4.1 Tenant to Pay Outgoings

(1) The Tenant must pay the Landlord the whole, or where a percentage is stated in Item 9 of the Reference Schedule that percentage of the Outgoings for the Premises, or the property of which the Premises Is part as applicable.
(2) Outgoings are payable to the Landlord within 14 days of production to the Tenant of a copy of the Landlord’s assessment notice or account.
4.2 Outgoings
For the purposes of this clause Outgoings means the following charges levied or expenses payable in respect of the Premises or property of which the Premises Is part:
(1) rates and other charges levied pursuant to a law (other than land tax):
(2) insurance premiums payable by the Landlord;
(3) the cost of cleaning any areas adjacent to the Premises that are used by the Tenant; and
(4) maintaining any gardens on the Land.
5. USE OF THE PREMISES
5.1 Permitted Use
The Tenant must only use the Premises for the Permitted Use
5.2 Restrictions on Use
The Tenant must not:
(1) disturb the occupants of adjacent premises; (2) display any signs without the Landlord’s consent which must not be unreasonably withheld;
(3) overload any Services;
(4) damage the Landlord’s Property:
(5) alter the Premises, install any partitions or equipment or do any building work without the Landlord’s prior consent;
(6) do anything that may Invalidate the Landlord’s insurance or increase the Landlord’s premiums; or
(7) do anything illegal on the Premises.
6. MAINTENANCE AND REPAIR
6.1 Repair
The Tenant must:
(1) keep the Premises in good repair and condition except for fair wear and tear, inevitable accident and inherent structural defects; and
(2) fix any damage caused by the Tenant or the Tenant’s Employees.
6.2 Cleaning and Maintenance
The Tenant must:
(1) keep the Premises clean and tidy; and
(2) keep the Tenant’s Property clean and maintained in good order and condition. 6.3 Landlord’s Right to Inspect and Repair
(1) The Landlord may enter the Premises for inspection or to carry out maintenance, repairs or building work at any reasonable time after giving notice to the Tenant. In an emergency, the Landlord may enter at any time without giving the Tenant notice.
(2) The Landlord may carry out any of the Tenant’s obligations on the Tenant’s behalf if the Tenant does not carry them out on time. If the Landlord does so, the Tenant must promptly pay the Landlord’s costs.
7. ASSIGNMENT AND SUBLETTING
7.1 The Tenant must obtain the Landlord’s consent before the Tenant assigns, sublets or deals with Its Interest in the Premises.
7.2 The Landlord must give its consent if:
(1) the Tenant satisfies the Landlord that the new tenant is financially secure and has the ability to carry out the Tenant’s obligations under this Tenancy;

(2) the new tenant signs any agreement and gives any security which the Landlord reasonably requires;
(3) the Tenant complies with any other reasonable requirements of the Landlord;
(4) the Tenant is not in breach of the Tenancy; and
(5) the Tenant pays the Landlord’s reasonable costs of giving its consent.
8. TENANTS RELEASE AND INDEMNITY
8.1 The Tenant occupies and uses the Premises at its own risk. The Tenant also carries out building work in the Premises at its risk.
8.2 The Tenant releases the Landlord from and indemnifies it against all Claims for damages, loss, injury or death:
(1) If it:
(a) occurs in the Premises;
(b) arises from the use of the Services in the Premises; or
(C) arises from the overflow or leakage of water from the Premises; except to the extent that it is caused by the Landlord’s deliberate act or negligence; and
(2) if it arises from the negligence or default of the Tenant or the Tenant’s Employees, except to the extent that it is caused by the Landlord’s deliberate act or negligence.
8.3 The Landlord must do everything reasonable to ensure the Services operate efficiently during normal working hours but the Landlord is not liable if they do not.
8.4 The Tenant releases the Landlord from and indemnifies the Landlord against any Claim or costs arising from anything the Landlord is permitted to do under this Tenancy.
9. DEFAULTANDTERMINATION
9.1 Default
The Tenant defaults under this Tenancy if:
(1) the Rent or any money payable by the Tenant is unpaid for 14 days;
(2) the Tenant breaches any other term of this Tenancy;
(3) the Tenant assigns its property for the benefit of creditors; or
(4) the Tenant becomes an externally-administered body corporate within the meaning of the Corporations Law.
9.2 Forfeiture of Tenancy
If the Tenant defaults and does not remedy the default when the Landlord requires it to do so, the Landlord may do any one or more of the following:
(1) re-enter and take possession of the Premises; (2) by notice to the Tenant, terminate this Tenancy; (3) by notice to the Tenant, convert the unexpired portion of the Term into a tenancy from month to month; (4) exercise any of its other legal rights;
(5) recover from the Tenant any loss suffered by the Landlord due to the Tenant’s default.
10. TERMINATION OF TERM
10.1 Tenant’s Obligations
At the end of the term the Tenant must:
(1) vacate the Premises and give them back to the Landlord in good repair and condition;
(2) remove all the Tenant’s Property from the Premises;
(3) repair any damage caused by removal of the Tenant’s Property and leave the Premises clean; and
(4) return all keys, security passes and cards held by it or the Tenant’s Employees.
10.2 Failure to Remove Tenant’s Property
If the Tenant does not remove the Tenant’s Property at the end of the Term, the Landlord may:
(1) remove and store the Tenant’s Property at the Tenant’s risk and expense; or

(2) treat the Tenant’s Property as abandoned, in which case title in the Tenant’s Property passes to the Landlord who may deal with it as it thinks fit without being liable to account to the Tenant.
11. DAMAGE AND DESTRUCTION
11.1 Rent Reduction
If the Premises are damaged or destroyed and as a result the Tenant cannot use or gain access to the Premises then from the date that the Tenant notifies the Landlord of the damage or destruction the Landlord:
(1) must reduce the Rent and any other money owing to the Landlord by a reasonable amount depending on the type and extent of damage or destruction; and
(2) cannot enforce clause 6.1 against the Tenant; until the Premises are fit for use or accessible.
11.2 Tenant may Terminate
The Tenant may terminate this Lease by notice to the Landlord unless the Landlord:
(1) within 3 months of receiving the Tenant’s notice of termination, notifies the Tenant that the Landlord will reinstate the Premises; and
(2) carries out the reinstatement works within a reasonable time.
11.3 Exceptions
Clauses 11.1 and 11.2 do not apply where:
(1) the damage or destruction was caused by or contributed to, or arises from any wilful act of the Tenant or the Tenant’s Employees; or
(2) an insurer under any policy effected by the Landlord refuses indemnity or reduces the sum payable under the policy because of any act or default of the Tenant or the Tenant’s Employees.
11.4 Landlord May Terminate
If the Landlord considers the damage to the Premises renders it impractical or undesirable to reinstate the Premises or the Building, it may terminate this Lease by giving the Tenant at least 1 month’s notice ending on any day of the month. At the end of that month’s notice, this Lease ends.
11.5 Dispute Resolution
(1) Any dispute under this clause 11 must be determined by an independent qualified Valuer appointed by the president of the REIQ at the request of either party.
(2) In making the determination, the Valuer acts as an expert and the determination is final and binding on both parties.
(3) The cost of the determination must be paid by the parties equally unless otherwise decided by the Valuer.
11.6 Landlord Not Obliged to Reinstate
(1) Nothing in this Lease obliges the Landlord to reinstate the Building or the Premises or the means of access to them.
(2) When reinstating the Building or the Premises, the Landlord is entitled to change their design, fabric, character or dimensions to comply with any law or lawful requirement.
11.7 Antecedent Rights
Termination under this clause 11 does not effect either parties’ accrued rights before termination.
12. STAMP DUTY
12.1 The Tenant must pay all stamp duty and other government imposts payable in connection with this Agreement and all other documents and matters referred to in this Agreement when due or earlier if requested in writing by the Landlord.

13. GOODS AND SERVICES TAX
13.1 If a GST is imposed on any supply made to the Tenant under or in accordance with this Tenancy, the amount the Tenant must pay for that supply is increased by the amount of that GST.
14. OPTION FOR FURTHERTENANCY
14.1 If a further term has been inserted in item 5 of the Reference Schedule and the Tenant:
(1) wishes to lease the Premises for the further term;
(2) gives notice to that effect to the Landlord not less than 3 months before and not more than six months before the Term expires; and
(3) has not breached this Tenancy;
the Landlord must grant a further tenancy (“Further Tenancy”) to the Tenant on the same terms as this Tenancy except for the Rent.
14.2 (1) The Rent for the Further Tenancy will be an amount to be agreed between the Landlord and Tenant and failing agreement 3 months before the Term expires the market rent for the Premises determined by an independent qualified Valuer (acting as an expert) nominated by the president of the REIQ at the request of either party.
(2) The Valuer’s determination is final and binding on the parties.
(3) The Valuer’s costs must be paid by the Landlord and Tenant equally. Either party may pay the Valuer’s cost and recover one-half of the amount paid from the other party.
14.3 Before transferring any interest in the Land, the Landlord must obtain a signed deed from the transferee containing covenants in favour of the Tenant that the transferee will be bound by the terms of this Lease and will not transfer its interest in the Land unless it obtains a similar deed from its transferee.
14.4 This clause 14 will be omitted from the Further Tenancy.
15. DEPOSIT AND COMMISSION
15.1 The Tenant must pay the Deposit to the Landlord’s Agent on signing this Agreement.
15.2 The Deposit must be applied against the Rent payable by the Tenant on the commencement of the Term.
15.3 The Landlord agrees to pay the Agent’s commission to the Landlord’s Agent and authorises the Agent to draw the commission on the commencement of the Term from money received from the Tenant in payment of Rent.
16. NOTICES
16.1 Any notice required to be given to any person under this Agreement must be:
(1) in writing: and
(2) given in accordance with section 347 of the “Property Law Act 1974”